UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 6, 2004

American Real Estate Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 South Bedford Road, Mt. Kisco, NY	10549

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 242-7700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
Exhibit Index
SIGNATURES
PURCHASE AGREEMENT
ASSIGNMENT AND ASSUMPTION
MEMBERSHIP PURCHASE AGREEMENT
ASSIGNMENT AND ASSUMPTION
AMENDED AND RESTATED OIL & GAS TERM LOAN AGRREMENT
SECURITY AND PLEDGE AGREEMENT
TERM LOAN AND SECURITY AGREEMENT

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 6, 2004, AREP Oil & Gas LLC, a Delaware limited liability company (“AREP Oil & Gas”), which is an indirect subsidiary of American Real Estate Partners, L.P. (“AREP”), pursuant to a purchase agreement and related assignment and assumption agreement, each dated as of that date, with Thornwood Associates LP, a Delaware limited partnership (“Thornwood”), purchased $27.5 million aggregate principal amount of term notes issued by TransTexas Gas Corporation (“TransTexas Notes”). The purchase price for the TransTexas Notes was $28,245,890.41, which equals the principal amount of the TransTexas Notes plus accrued but unpaid interest. The notes are payable annually in equal consecutive annual payments of $5,000,000, with the final installment of the unpaid principal payable on August 28, 2008. Interest is payable semi-annually on February 28 and August 28, at the rate of 12% per annum. The TransTexas Notes are secured by a first priority lien on all of TransTexas’ assets. Thornwood and TransTexas each is indirectly controlled by Carl C. Icahn.

On December 6, 2004, AREP Oil & Gas, pursuant to a membership interest purchase agreement and related assignment and assumption agreement, each dated as of that date, by and among AREP Oil & Gas, as purchaser, and Arnos Corp., High River Limited Partnership and Hopper Investments LLC, as sellers, purchased all of the membership interests of Mid River LLC, a Delaware limited liability company (“Mid River”) for an aggregate purchase price of $38,125,998.63. The assets of Mid River consist of $38 million principal amount of term loans (the “Panaco Debt”) outstanding under the term loan and security agreement, dated as of November 16, 2004, among Panaco, Inc. as borrower, the lenders (as defined therein) and Mid River, as administrative agent. The purchase price for the membership interests in Mid River equals the outstanding principal amount of the Panaco Debt, plus accrued but unpaid interest. The principal is payable in 27 equal quarterly installments of $1,357,142.86 commencing on March 15, 2005, through and including September 15, 2011. Interest is payable quarterly at a rate per annum equal to the LIBOR daily floating rate plus four percent. The term loan is secured by first priority liens on all of Panaco’s assets. Each of the sellers and Panaco is indirectly controlled by Mr. Icahn.

Mr. Icahn indirectly owns approximately 86.5% of AREP’s limited partnership depositary and preferred units and indirectly owns 100% of AREP’s general partner, American Property Investors, Inc. Each of the purchases described above was separately approved by the Audit Committee of AREP’s general partner. The Audit Committee was advised as to each transaction by independent legal counsel and financial advisors. The Audit Committee obtained fairness opinions which opined that, as of the date of each transaction, the consideration to be paid by AREP Oil & Gas was fair from a financial point of view to AREP.

Exhibit Index

99.1	Purchase Agreement for Notes Issued by TransTexas Gas Corporation, dated December 6, 2004, by and between Thornwood Associates LP, as Seller, and AREP Oil & Gas LLC, as Purchaser.

99.2	Assignment and Assumption Agreement, dated December 6, 2004, by and between Thornwood Associates LP and AREP Oil & Gas LLC.

99.3	Membership Interest Purchase Agreement, dated as of December 6, 2004, by and among AREP Oil & Gas LLC, as Purchaser and Arnos Corp., High River Limited Partnership and Hopper Investments LLC, as Sellers.

99.4	Assignment and Assumption Agreement, dated December 6, 2004, by and among AREP Oil & Gas LLC, Arnos Corp., High River Limited Partnership and Hopper Investments LLC.

99.5	Amended and Restated Oil & Gas Term Loan Agreement by and among Thornwood Associates LP and TransTexas Gas Corporation and Galveston Bay Pipeline Company and Galveston Bay Processing Corporation, dated August 28, 2003.

99.6	Amended and Restated Security and Pledge Agreement, dated August 2003, by and among TransTexas Gas Corporation, Galveston Bay Pipeline Company, Galveston Bay Processing Corporation and Thornwood Associates LP.

99.7	Term Loan and Security Agreement among Panaco, Inc., MidRiver LLC and Lenders Named Herein, dated as of November 16, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REAL ESTATE PARTNERS, L.P. (Registrant)

	By:	American Property Investors, Inc. General Partner

		By:	/s/ John P. Saldarelli

John P. Saldarelli
Vice President, Chief Financial Officer, Secretary and Treasurer

Date: December 10, 2004